EXHIBIT 10.24

                           CONSULTANCY AGREEMENT

     This Consultancy Agreement ("Agreement") is made and entered into on the 1st day of October, 2001 by and between Marketcentral.net Corp (the "Company"), a Texas corporation having offices at 6401 South Boston Street -Q205, Englewood, Colorado 80111 USA and Atlantis Investments Limited, a company incorporated under the laws of Hong Kong and having its office at 13/F Silver Fortune Plaza, One Wellington Street, Central Hong Kong (the "Consultant").

A.     The  Consultant  is  engaged  in  advising  and  arranging  activities.

B. The Company is quoted on an international stock exchange and is seeking to raise additional share capital through sales of shares for its own account to either other institutional investors and/or high net worth individuals.

C. The Company has offered to the Consultant a consultancy agreement and Consultant has accepted.

     WHEREAS, the Company wishes to assure itself of consultancy services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide consultancy services to the Company under the terms and conditions hereinafter provided.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

I.     DEFINITIONS

"INDEPENDENT CONTRACTOR" means one who, in exercise of an independent employment, contracts to perform certain services according to his own methods and is subject to control only as to the results of the performance of the services.

"INVESTOR(S)"     means  clients  of  the  Consultant  who  are  seeking to make investments  in  the  Company.

"PRIVATE  PLACEMENT(S)"     means  an  investment  in  the Company regardless of
structure  of the transaction, i.e. convertible security, equity placement, etc.

"SECURITIES"     means those securities acquired pursuant to a private placement of securities through privately negotiated transactions with clients of the Consultant.

II.     ENGAGEMENT  &  TERM

A. The Company agrees to and hereby engage the Consultant to assist the Company in raising share capital through the introduction of Investor(s), and the Consultant agrees to and does hereby accept engagement by the Company, as its advisor for the period commencing on the date hereof and ending on the five-month anniversary date of this Agreement. The period during which Consultant shall serve in such capacity shall be deemed the "Term" shall hereinafter be referred to as such.

B. Engagement of the Consultant and Term. The Company hereby engages the Consultant as a non-exclusive Consultant, and the Consultant agrees to and does hereby accept engagement by the Company for the period commencing on the date hereof and ending on the five-month anniversary date of this Agreement. The period during which the Consultant shall serve in such capacity shall be deemed the "Term" and shall hereinafter be referred to as such. The Company grants to the Consultant an option to renew this Agreement for a further period yet to be determined after the expiration of the Term, subject to negotiation of the terms thereof.

C. Extended Term of Agreement and Termination. In the event that the Consultant introduces a prospective purchaser to the Company and as a result thereof a transaction involving Securities shall take place with said prospective purchaser during the term of this Agreement or within a one-year period thereafter, the Consultant shall be entitled to it's Consultant's fee in relation to such transaction as provided above. Notwithstanding the foregoing and the Term, this Agreement may be terminated by either Party upon thirty (30) days written notice to the other party; provided, however, that the Company's obligation to pay the Consultant the Consultancy fees referred to in the first sentence of this section and Article IV shall survive any terms of this agreement.

III.     SERVICES

     The Consultant shall render to the Company consultancy services described below, with respect to which the Consultant shall apply its best efforts and devote such time as shall be reasonably necessary to perform its duties hereunder and advance the interests of the Company. The Consultant shall report to the Chief Executive Officer of the Company and/or to such persons as the Chief Executive Officer shall direct.

     The services to be rendered by the Consultant shall consist of the following:

     Promoting the availability of the Securities to institutional investors and/or high net worth individuals.

Identifying  and  soliciting  prospective  purchasers  of  the  Securities.

Assisting and advising the Company in connection with the negotiation of the terms and conditions of such transactions with Investor(s) and the evaluation of the prospective purchasers.

IV.     REMUNERATION

     In consideration of the services provided for herein, the Consultant shall receive an advisory fee to be negotiated and determined by the parties hereto on case-by-case basis for each investment made by the Company or for each service provided by the Consultant.

1. Fee Schedule. In consideration of the Consultant's services to the Company hereunder, the Consultant shall receive a fee equal to 50,000 shares of MKCT restricted stock for each $50,000, or part thereof, raised for the Company by the Consultant. The fee shall be due on the date any such transaction is consummated with a purchaser introduced to the Company by the Consultant. The Consultant's fee shall be paid in shares of stock pursuant to SEC Rule 144, as determined by the total performance on the five-month anniversary of this agreement.

2. Performance: The Consultant has arranged for the sale of 8,066,667 shares of MKCT stock and raised $335,389.93, which entitles the Consultant to receive 350,000 shares of MKCT restricted stock pursuant to Rule 144 in terms of this agreement.


V.      CONFIDENTIAL  INFORMATION,  PUBLIC  DOMAIN,  NO  PUBLICITY

A. Confidentiality of Information. During the term of this agreement, each party shall, except as may otherwise be required by law or the order of a court, governmental agency of self-regulatory organization, keep secret and retain in strictest confidence all confidential matters and trade secrets known to each of them relating to the business and operations of the other party, including, without limitation, client and prospective client information, pricing politics, operational methods, marketing plans, and other business affairs relating to the business and operations of either party learned heretofore or hereafter, and shall not disclose them to anyone except upon the other party's prior written consent. Each party shall take reasonable steps to ensure that all of its personnel involved in the execution of this Agreement shall be bound and shall respect this duty of confidentiality.

B. Public Domain. This duty of confidentiality shall not apply if either party can reasonably demonstrate that such Confidential Information has entered into the public domain, without any breach of any obligation of either party.

C.     No  Publicity.  Except  as  otherwise  may  be permitted pursuant to this
Article V, each party shall treat all matters in connection with this agreement as strictly confidential and shall not publish or cause to be published any information regarding the other party without the prior written approval of the other party.

D. "Confidential Information" means information disclosed by the Company to Consultant, or developed or obtained by Consultant while Consultant is providing consulting services hereunder, either before the date or during the term of this Agreement, provided that such information is not generally known in the business and industry in which the Company is or may subsequently become engaged, relating to or concerning the business, projects, products, processes, formulas, know-how, techniques, designs, methods or other intellectual property of the Company, whether relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, inventions, ideas, concepts processes and designs relating to products and services of the Company, whether now existing or hereafter developed, and whether owned or licensed by the Company and all prices, customer names, customer lists, marketing and other relationships, whether contractual or not, between the Company, its suppliers, customers, distributors, employees, agents, consultants and independent contractors.

E. Consultant agrees that, during the term hereof and after termination of this Agreement with the Company for so long as the Confidential Information shall not be generally known or generally disclosed, Consultant shall not use any Confidential Information, except on behalf of the Company during the term hereof, or disclose any Confidential Information to any person, firm, partnership, company, corporation or other entity, except as authorized by the Board of Directors of the Company.

F. Information to be Held in Confidence. Each of the parties hereto agrees to hold all confidential information supplied by it to the other in confidence and not to disclose same to third parties except as necessary or desirable in connection with negotiations or discussions for the evaluation and consummation of any proposed transaction involving Securities, or as otherwise required by lawyer court order.


VI.     INDEPENDENT  CONTRACTOR

     Nothing contained in this Agreement shall be construed to constitute the Consultant as an owner, affiliate, agent or employee of the Company. The Company and the Consultant understand and agree that the Consultant shall at all times be considered to be an Independent Contractor.


VII.     NOTICES

            Any notice to be given under the terms of this Agreement shall be in writing and addressed to the parties hereto at their respective addresses set for at the beginning of this Agreement. Such notice shall be deemed duly given when (a) personally delivered, (b) five (5) business days after having been properly addressed, enclosed in a properly sealed envelope or wrapper and sent postage-paid by certified mail, return receipt requested, (c) transmitted by telefax, immediately confirmed (that day) by telephone by the actual party to whom the notice is sent and the original is sent by regular mail to such party in a properly sealed and postage-paid envelope or wrapper addressed as required herein, or (d) one (1) business day after being sent, at the expense of the sender, by Federal Express , UPS Next Day Air , U.S. Express Mail or similar overnight carrier.


VIII.     GENERAL  PROVISIONS

A. General. References herein to Clauses are to clauses in this Agreement unless the context requires otherwise. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

B. Waiver. No Waiver of any provision of this Agreement in any instance, or for any purpose, shall be deemed to be a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

C. No Joint Venture. This is an agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever.
The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

D. Surviving Rights. The provisions of Article V hereof shall survive the Termination of this Agreement.

E. Agreement to Perform Necessary Acts. Each party hereto shall perform any further acts and execute and deliver documents or procure any court orders which may reasonable be necessary to carry out the provisions of this Agreement.

F. Compliance With Applicable Law. Neither party to this Agreement shall have any obligation to perform any of their respective duties or obligations hereunder if such party has a reasonable basis to believe that to do so would violate the laws, rules or regulations of any governmental entity, securities exchange or board of trade that has jurisdiction over the parties to this Agreement or the transactions contemplated by this agreement.

G. Force Majeure. In this Agreement, Force Majeure shall mean circumstances beyond the control of the parties and which are unforeseeable at the time of concluding this Agreement, uncontrollable and which temporarily make the further performance of this Agreement or any material part thereof impossible. Neither party shall be deemed to be in default of its obligations under this Agreement while performance thereof is prevented by Force Majeure and the time limits laid down shall accordingly be extended taking into consideration the duration of the Force Majeure and its consequences and effects.

H. Modification and Amendment. No modification, variation, addition to or amendment of this Agreement shall be of any force or effect unless in writing and duly executes by or on behalf of all parties to this Agreement.

I. Waiver of Breach. The waiver by any party of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of that same or any other provision.

J. Titles. The titles of the Clauses herein are for the convenience of reference only and are not to be considered in construing this Agreement.

K. Dispute Resolution and Governing Law. This Agreement shall be governed by and interpreted in accordance with the local laws of Hong Kong. Without regards to conflict of laws principles and the parties hereby irrevocably submit to non-exclusive jurisdiction of the courts of Hong Kong.

L. Severability. If any provision of this Agreement is deemed invalid or unforeseeable by a court of law with Jurisdiction over the persons and subject matter, that invalidity or unenforceability shall not affect any other provision of this Agreement and the rest of the Agreement shall nevertheless remain in full force and effect as though the invalid or unenforceable provision was not contained in the original Agreement.


M. Assignment. Either party may assign its interest in this Agreement to another party, which is wholly-owned and under the management of the assigning party.

N. Entire Agreement. This Agreement contains the entire contract of the parties with respect to the subject matter hereof and supersedes all agreements and understandings between the parties concerning the subject matter hereof. It may not be changed orally, but only by agreement in writing, signed by all parties hereto. Neither party shall have any claim or right of action arising form any undertaking, representation or warranty not included in this agreement.

O. Binding Effect. This Agreement shall injure to the benefit of, and is binding upon, the parties hereto and their respective heirs, representatives, successors and assigns.

P. Prior Involvement. In the event the Company has a current business relationship with any prospective purchaser introduced to it by the Consultant, it will immediately notify the Consultant of same and upon confirmation thereof by the Consultant that the Company has proven the existence of this current business relationship, the Company will be relieved of any liability to the Consultant in connection with such prospective purchaser.

Q. Indemnity. The Company hereby agrees to indemnify the Consultant and hold the Consultant harmless from and against any and all liabilities, expenses, costs and damages (including the costs of defence and the costs of enforcing the "Consultant s" rights hereunder), alleged against or incurred by the Consultant arising out of or relating to this Agreement and/or the transactions contemplated hereby, provided that the Consultant's conduct does not in any way involve acts of gross negligence and that the Consultant has never acted in any way that could be construed as intentional illegal conduct in the performance of the Consultant's duties as contemplated by this Agreement. Specifically introduction of prospective purchasers not subject to the conditions mentioned in clause 23 shall be construed as intentional illegal conduct.

R. Non-circumvention. The Company hereby agrees that, for a period of five years from the date hereof, it will not, directly or indirectly, circumvent or enter into, or attempt to circumvent or enter into, any type of agreement or understanding with any prospective purchaser, introduced to it by the Consultant (or deal with any contact person at such prospective purchaser) directly or indirectly introduced to it by the Company as contemplated by this Agreement, without the express written consent of the Consultant.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

MARKET  CENTRAL               ATLANTIS  INVESTMENTS  LTD.

By: /s/Paul Taylor            By:/s/

Its: Chairman                 Its: Director